SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2004

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Item 5. Other Events and Regulation FD Disclosure.

On May 13, 2004, Prosperity Bancshares, Inc. (“Prosperity”) publicly disseminated a press release announcing that it had entered into an Agreement and Plan of Reorganization to acquire Village Bank & Trust, ssb located in Austin, Texas for approximately $20.2 million in cash, subject to adjustment. The purpose of this Current Report on Form 8-K is to file as Exhibit 99.1 a copy of the Company’s press release dated May 13, 2004, announcing such event. The press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to Exhibit 99.1.

Item 7. Financial Statements and Exhibit.

Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1	- Press Release dated May 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.

Dated: May 13, 2004	By:	/s/ James D. Rollins III

James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 13, 2004.

2